                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          SCHEDULE 14A (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            JAG MEDIA HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:


          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:


          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:


          ----------------------------------------------------------------------
     5)   Total fee paid:


          ----------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

     1)   Amount previously paid:


          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:


          ----------------------------------------------------------------------
     3)   Filing Party:


          ----------------------------------------------------------------------
     4)   Date Filed:


          ----------------------------------------------------------------------

                                     [LOGO]


                       6865 S.W. 18th Street, Suite B-13
                           Boca Raton, Florida 33433
                                 (561) 393-0605





                                                                January __, 2005



To the Stockholders of JAG Media Holdings, Inc.:

         The Annual Meeting of Stockholders of JAG Media Holdings, Inc. will be held on ____________, _________ __, 2005, at ________, in _________________.

         Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. Our 2004 Annual Report on Form 10-KSB is also enclosed and provides additional information regarding our financial results during the fiscal year ended July 31, 2004.

         On behalf of our Board of Directors and employees, I cordially invite all stockholders to attend the Annual Meeting. It is important that your shares be voted on matters that come before the meeting. Whether or not you plan to attend the meeting, I urge you to promptly complete, sign, date and return the enclosed proxy card in the prepaid envelope provided. You may also grant your proxy via the internet by following the instructions on the proxy card.

                                             Sincerely,

                                             /S/ THOMAS J. MAZZARISI
                                             -----------------------------------
                                             Thomas J. Mazzarisi
                                             Chairman of the Board and
                                             Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON ________ __, 2005

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of JAG Media Holdings, Inc., a Nevada corporation (the "Company"), will be held on ___________, _________ __, 2005, at _____________, in _______________, for the
following purposes:

         i.       To elect two directors to serve for the ensuing year;

         ii. To consider and act upon a proposal to ratify the selection of J.H. Cohn LLP as the Company's independent accountants for 2005;

         iii. To consider and act upon a proposal to amend Article Fourth of the Company's Articles of Incorporation to remove "custody only" trading of the shares of the Company's Common Stock; and

         iv. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The close of business on Friday, January 7, 2005 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of Common Stock of the Company at that date are entitled to vote at the Annual Meeting or any adjournments thereof.

                                             By Order of the Board of Directors,

                                             /S/ STEPHEN J. SCHOEPFER
                                             -----------------------------------
                                             Stephen J. Schoepfer
                                             Secretary

Boca Raton, Florida
________ __, 2005




YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. YOU MAY ALSO GRANT YOUR PROXY VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU HOLD SHARES IN MORE THAN ONE NAME, OR IF YOUR STOCK IS REGISTERED IN MORE THAN ONE WAY, YOU MAY RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIAL. IF SO, PLEASE SIGN AND RETURN EACH OF THE PROXY CARDS THAT YOU RECEIVE SO THAT ALL OF YOUR SHARES MAY BE VOTED. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                                     [LOGO]


                            JAG MEDIA HOLDINGS, INC.
                       6865 S.W. 18TH STREET, SUITE B-13
                           BOCA RATON, FLORIDA 33433
                                 (561) 393-0605

                                                            ___________ __, 2005

                                PROXY STATEMENT


         This Proxy Statement is being mailed on or about ___________ __, 2005, to holders of record as of January 7, 2005 (the "Record Date"), of Common Stock, par value $0.00001 per share ("Common Stock"), of JAG Media Holdings, Inc. (the "Company" or "JAG Media") in connection with the solicitation by the Board of Directors of the Company of a proxy in the enclosed form for the Annual Meeting of Stockholders of the Company to be held on ___________ __, 2005 (the "Annual Meeting").

         A proxy card is enclosed for your use. YOU ARE REQUESTED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which requires no postage if mailed in the United States. YOU MAY ALSO GRANT YOUR PROXY VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

         If no instructions are specified on the proxy, shares represented thereby will be voted for the election of the two nominees listed herein as directors of the Company and for Proposals 2 and 3 described herein.

         Any stockholder who has given a proxy may revoke his or her proxy by executing a proxy bearing a later date or by delivering written notice of revocation of his or her proxy to the Secretary of the Company at the Company's executive offices at any time prior to the meeting or any postponement or adjournment thereof. Any stockholder who attends in person the Annual Meeting or any postponement or adjournment thereof may revoke any proxy previously given and vote by ballot.

         As of January 7, 2005, there were ___________ shares of Common Stock issued and outstanding. Every holder of Common Stock is entitled to one vote, in person or by proxy, for each share of Common Stock outstanding in the holder's name on our Company's stock transfer records. The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker "non-votes" (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) will be counted for purposes of determining the existence of a quorum at the Annual Meeting. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting in the manner set forth above.

         Nevada law specifies that directors must be elected by a plurality of the votes cast by holders of shares of Common Stock. Cumulative voting for the election of directors is not permitted. The ratification of the appointment of the Company's auditors (Proposal 2) will require the affirmative vote of holders of a majority of the shares of Common Stock whose votes are cast on the subject matter. The amendment of Article Fourth of the Company's Articles of Incorporation to remove "custody only" trading of the Company's shares of Common Stock (Proposal 3) will require the affirmative vote of a majority of the outstanding shares of Common Stock.

         Abstentions and broker non-votes will be treated as shares present and will count for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted for purposes of determining an affirmative plurality vote with respect to Proposal 1 or majority vote with respect to Proposal 2. Accordingly, in the case of shares that are present at the Annual Meeting for quorum purposes, not voting such shares for a particular nominee for director (Proposal 1) will not prevent the election of such nominee if other stockholders vote for such nominee, nor will an abstention on the proposal to ratify the appointment of the Company's auditors (Proposal 2) operate as a vote "against" such proposal. However, because the affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the amendment and restatement of Article Fourth of the Company's Articles of Incorporation (Proposal 3), abstentions and broker non-votes will have the same effect as votes against such proposal.

         The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

         The Company's Annual Report on Form 10-KSB for the year ended July 31, 2004 (the "Annual Report"), which contains the Company's financial statements for such year, is being mailed to all stockholders entitled to vote at the Annual Meeting with this Proxy Statement.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

         The number of directors of the Company currently is fixed at three. The Board of Directors has nominated the two persons named below to serve as directors until the next Annual Meeting of Stockholders or until their earlier resignation or removal. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may (i) designate a substitute nominee or nominees, in which case the persons named on the enclosed proxy card, or its substitute, will vote all valid proxy cards for the election of such substitute nominee, (ii) allow the vacancy to remain open until a suitable candidate or candidates are located or (iii) by resolution provide for fewer directors. Proxies for this Annual Meeting may not be voted FOR more than two nominees.

NOMINEES FOR ELECTION AT THIS ANNUAL MEETING.

         Thomas J. Mazzarisi, age 47, is our Chairman of the Board, Chief Executive Officer and General Counsel. Previously, Mr. Mazzarisi served as our Executive Vice President and General Counsel from March 1999 to April 2, 2004 and as our Chief Financial Officer from November 9, 2001 to April 2, 2004. Mr. Mazzarisi has been a member of our Board of Directors since July 1999. From 1997 until joining the Company, Mr. Mazzarisi practiced law from his own firm in New York, specializing in international commercial transactions. From 1988 until 1997, Mr. Mazzarisi was a Senior Associate at the law firm of Coudert Brothers where he also specialized in international commercial transactions. Prior to joining Coudert Brothers, Mr. Mazzarisi was Deputy General Counsel of the New York Convention Center Development Corporation. Mr. Mazzarisi is a graduate of Fordham University where he received a B.A. in Political Economy and was elected to Phi Beta Kappa. Mr. Mazzarisi received his J.D. from Hofstra University School of Law.

         Stephen J. Schoepfer, age 45, is our President, Chief Operating Officer, Chief Financial Officer and Secretary. Previously, Mr. Schoepfer served as our Executive Vice President, Chief Operating Officer and Secretary from July 1999 to April 2, 2004. Mr. Schoepfer has been a member of our Board of Directors since July 1999. Prior to joining the Company in July 1999, he was a Financial Advisor with the investment firm of Legg Mason Wood Walker. Prior to joining Legg Mason, Mr. Schoepfer served as a Financial Advisor and Training Coordinator at Prudential Securities. Mr. Schoepfer attended Wagner College.

VOTE REQUIRED FOR APPROVAL.

         The vote of a plurality of holders of the outstanding shares of Common Stock present in person or represented by duly executed proxies at the Annual Meeting for the election of a given nominee is necessary to elect such nominee as a director of the Company. Accordingly, the two director nominees receiving the greatest number of votes cast will be elected, regardless of the number of votes withheld for the election of such director nominees. Shares represented by an executed proxy in the form enclosed will, unless otherwise directed, be voted for the election of the two persons nominated to serve as directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE TWO PERSONS NOMINATED TO SERVE AS DIRECTORS.

BOARD ORGANIZATION AND MEETINGS.

         During the fiscal year ended July 31, 2004, the Board of Directors acted on seven occasions by unanimous written consent.

         The Company does not have a standing audit, nominating or compensation committee. The Company does not believe it is feasible or in the best interest of the Company to establish stand alone audit, nominating or compensation committees given that as of November 1, 2004 the Company only had five employees, two of whom serve as directors.

         Our two directors and executive officers, Messrs. Mazzarisi and Schoepfer, are responsible for reviewing and recommending potential nominees to the Board of Directors, but do not follow any specific process in identifying and evaluating the nominees. Historically, including for purposes of this forthcoming Annual Meeting, nominations have never been submitted by the Company's stockholders and our directors have therefore never considered any such nominations. However if in the future stockholders would like to nominate persons for election as directors they could submit such nominations in writing by mail to the Board of Directors, c/o Thomas J. Mazzarisi, JAG Media Holdings, Inc., 6865 S.W. 18th Street, Suite B-13, Boca Raton, FL 33433. In order to ensure that our Board has a reasonable opportunity to evaluate such nominations, the Company requests that such nominations be submitted no later than 120 days prior to the mailing of our proxy statement.

         Stockholders may communicate with any or all members of the Board of Directors by writing to the above address. We encourage our directors to attend the annual meeting of stockholders. [Two members of the Board of Directors attended the annual meeting of stockholders held on February 11, 2004 (one in person and one by telephone).]

DIRECTORS' REMUNERATION.

         The Company currently does not compensate its directors, all of whom receive compensation as officers.

                                   PROPOSAL 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, subject to ratification by the stockholders, has appointed J.H. Cohn LLP as independent public accountants to examine the Company's consolidated financial statements for the fiscal year ending July 31, 2005. J.H. Cohn LLP has served as the Company's independent public accountants since April 1999 and performed the audit of the Company's 2004 financial statements.

         J.H. Cohn LLP is not expected to be at the Annual Meeting.

VOTE REQUIRED FOR APPROVAL.

         The affirmative vote of holders of a majority of the shares of Common Stock whose votes are cast on this proposal is required to ratify the appointment of the Company's independent accountants. Shares represented by an executed proxy in the form enclosed, or its substitute, will, unless otherwise directed, be voted "FOR" the ratification of the appointment of J.H. Cohn LLP as the Company's independent auditors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF J.H. COHN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING JULY 31, 2005.

AUDIT FEES.

         The aggregate fees billed for the fiscal years ended July 31, 2003 and 2004 for professional services rendered by J.H. Cohn LLP for the audit of the our annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-QSB were $67,634 and $66,793, respectively.

AUDIT RELATED FEES.

         The aggregate fees billed for the fiscal years ended July 31, 2003 and 2004 for assurance and related services rendered by J.H. Cohn LLP related to the performance of the audit or review of our financial statements were $29,153 and $25,678, respectively. The services rendered by J.H. Cohn LLP in this regard were accounting services relating to the preparation of various registration statements and other regulatory filings made by the Company.

TAX FEES.

         The aggregate fees billed for the fiscal years ended July 31, 2003 and 2004 for services rendered by J.H. Cohn LLP in connection with the preparation of our federal and state tax returns were $3,855 and $4,000, respectively.

ALL OTHER FEES.

         There were no other fees for the fiscal years ended July 31, 2003 and 2004.

PRE-APPROVAL POLICIES AND PROCEDURES.

         The Board of Directors is required to pre-approve the rendering by our independent auditor of audit or permitted non-audit services.

                                   PROPOSAL 3

         APPROVAL OF AN AMENDMENT OF ARTICLE FOURTH OF THE ARTICLES OF INCORPORATION OF THE COMPANY WHICH WOULD REMOVE "CUSTODY ONLY" TRADING
                    OF SHARES OF THE COMPANY'S COMMON STOCK

         At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon an amendment of Article Fourth of the Company's Articles of Incorporation (the "Amendment") (see Appendix A attached hereto). The effect of the Amendment will be to remove "custody only" trading of the shares of the Company's common stock in order to comply with the recent adoption by the Securities and Exchange Commission (the "SEC") of Rule 17Ad-20 under the Securities Act of 1934, as amended (the "Act").

         Rule 17Ad-20 under the Act, which will become effective on March 7, 2005, prohibits registered transfer agents from effecting any transfer of any equity security registered under Section 12 or any equity security that subjects an issuer to reporting under Section 15(d) of the Act if such security is subject to any restriction or prohibition on transfer to or from a securities intermediary, such as clearing agencies, banks, or broker-dealers. Under this new SEC rule, our transfer agent will not be permitted to effect transfers of our shares of Common Stock so long as shares of our Common Stock are subject to "custody only" trading. Given the size of our Company and the trading volume in our securities, we do not believe it would be practical for us to serve as our own transfer agent. Even if we were able to act as our own transfer agent, Rule 17Ad-20 might still prohibit us from effecting transfers while our shares are subject to "custody only" trading.

         If the stockholders approve the Amendment, the Board of Directors will amend the Company's bylaws to remove the provisions relating to "custody only" trading.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT.

         The affirmative vote of holders representing a majority of the outstanding voting power of existing Common Stock at the Record Date is required to approve the Amendment.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT.

PRINCIPAL EFFECTS OF THE AMENDMENT.

         Effective Time. If the Amendment is approved by our stockholders at the Annual Meeting, our shares of Common Stock will no longer be subject to "custody only" trading effective upon filing the Amendment with the Secretary of State of the State of Nevada (the "Effective Time").

         Effect on Capital Structure. The Amendment will have no effect on the capital structure of the Company.

         Change in Manner in which Shares of Common Stock may be Transferred. Approval of the Amendment would have the following effects on the manner in which our shares of Common Stock may be transferred after the Effective Time:

         o the transfer of our shares of Common Stock will no longer be required to be made only by delivery of physical stock certificates; and

         o certificates for our shares of Common Stock may be issued in the name of Depository Trust Company ("DTC"), Cede & Co. or other nominees, and thus trades of our shares of Common Stock may settle through DTC.

         Compliance with Rule 17Ad-20 Adopted by the SEC. Approval of the Amendment will allow our transfer agent to comply with Rule 17Ad-20 of the Act.

PURPOSES OF THE AMENDMENT.

         At the Company's 2003 Annual Meeting, our stockholders approved, among other matters, an amendment and restatement of Article Fourth of the Articles of Incorporation of the Company to effect a recapitalization. The recapitalization, which was effected on June 4, 2004, required that the new "certificate only" shares of Common Stock issued in connection with the recapitalization bear the name of the beneficial owner on the face of each stock certificate. The new shares of Common Stock were to be issued and traded in certificated form only and could not be registered solely in the name of a nominee such as Cede & Co. or DTC unless at all times the name of the beneficial owner of such shares of Common Stock would be reflected on the face of the certificate. This form of "custody only" trading was first announced in a press release dated January 24, 2003 by our Board. Our Board amended our Bylaws to adopt custody only trading effective as of such date (the "Amended Bylaws"). The proposal to implement custody only trading of our shares of Class A Common Stock had been earlier presented to our stockholders for consideration at our 2003 Annual Meeting which was then held on January 31, 2003. In a straw vote, in excess of 21,000,000 shares (representing more than 98% of the votes cast on the matter) were voted in favor of the custody only trading proposal contained in our proxy statement.

         Custody only trading was implemented by the Board of Directors in an effort to combat naked short selling in the Company's shares of Common Stock. In late 2001, our Board of Directors suspected that the price of the shares of our Common Stock trading on the NASDAQ OTC Bulletin Board might have been artificially affected by abnormally high short selling by speculators who were not stockholders of the Company. The directors were concerned that speculators might have been engaging in a practice commonly known as "naked short selling," which means that certain brokers may have been permitting their short selling customers to sell shares their customers did not own and may have failed to borrow so that such customers were not capable of delivering the shares sold to the purchaser of the shares. Accordingly, new share certificates are issued conforming to the rights of stockholders and no stock certificates are issued or entered into the Company's books via its transfer agent in the name of Cede & Co., DTC or any entity fulfilling a similar function unless the name of the ultimate beneficial owner of the shares is reflected on the face of such certificate as required by the current Amended and Restated Articles and our Amended Bylaws.

         On November 30, 2004, the SEC adopted Rule 17Ad-20 under the Act that prohibits registered transfer agents from effecting any transfer of any equity security registered under Section 12 or any equity security that subjects an issuer to reporting under Section 15(d) of the Act if such security is subject to any restriction or prohibition on transfer to or from a securities intermediary, such as clearing agencies, banks, or broker-dealers. The rule becomes effective on March 7, 2005.

         In order to allow our transfer agent to comply with Rule 17Ad-20, the Board of Directors unanimously recommends that stockholders approve the Amendment which would remove the provisions relating to "custody only" trading of the shares of Common Stock. The Amendment will have no effect on the rights, preferences, privileges and restrictions of the shares of Common Stock.

                                STOCK OWNERSHIP


         The following table sets forth information regarding the beneficial ownership of our Common Stock as of January 7, 2005 (except as otherwise indicated) by (i) each person known by the Company to be the beneficial owner of more than 5% of our Common Stock, (ii) each director and nominee to be a director, (iii) each named executive officer and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

NAME AND ADDRESS OF BENEFICIAL OWNER                  NUMBER OF SHARES BENEFICIALLY OWNED(1)    PERCENTAGE OF CLASS(2)
------------------------------------                  --------------------------------------    ----------------------
Gary Valinoti                                                 [5,102,000](1)(2)(3)(4)                    [11.4]%
4 Page Drive
Red Bank, NJ  07701

Thomas Mazzarisi (Chairman of the Board,                        [610,000](1)(5)                           [1.4]%
Chief Executive Officer and General Counsel)
6865 S.W. 18th Street, Suite B-13,
Boca Raton, Florida  33433

Stephen Schoepfer (President,                                   [325,000](1)(6)                                *
Chief Operating Officer,
Chief Financial Officer and Director)
6865 S.W. 18th Street, Suite B-13,
Boca Raton, Florida  33433

All executive officers and directors as a                       [935,000](1)(5)(6)                        [2.1]%
group (2 persons)

----------

*    Less than one percent

(1) Based on [44,235,299] shares of Common Stock issued and outstanding as of January 7, 2005, plus the number of shares of Common Stock which the beneficial owner has the right to acquire within 60 days, if any.

(2) Includes 524,498 shares of Common Stock owned by Mr. Valinoti's wife, Cathleen Valinoti.

(3) Includes 1,000,000 shares of Common Stock issuable upon the exercise of stock options.

(4)  Based on Form 5 filed on September 14, 2004.

(5) Includes 500,000 shares of Common Stock issuable upon the exercise of stock options.

(6) Includes 250,000 shares of Common Stock issuable upon the exercise of stock options.

                            TRADING MARKET AND PRICE

         From March 26, 1999 through April 8, 2002, our Common Stock was traded in the over-the-counter market on the NASDAQ OTC Bulletin Board under the symbol JNOT. Prior to that date, the stock was traded under the symbol PFSS with only limited and sporadic trading.

         The following table reflects quarterly high and low sales prices of our Common Stock from March 26, 1999 through April 8, 2002, the date of our first recapitalization. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

Fiscal Year 2000                                             High       Low
----------------                                             ----       ---

First Quarter, ending October 31, 1999....................  $8.19      $5.38
Second Quarter, ending January 31, 2000...................   8.00       3.38
Third Quarter, ending April 30, 2000......................   5.50       1.50
Fourth Quarter, ending July 31, 2000......................   2.88       0.81

Fiscal Year 2001
----------------

First Quarter, ending October 31, 2000....................   2.13       0.94
Second Quarter, ending January 31, 2001...................   1.16       0.13
Third Quarter, ending April 30, 2001......................   0.27       0.04
Fourth Quarter, ending July 31, 2001......................   0.45       0.04

Fiscal Year 2002
----------------

First Quarter, ending October 31, 2001....................   0.32       0.05
Second Quarter, ending January 31, 2002...................   0.49       0.05
Third Quarter, through April 8, 2002......................   1.40       0.34

         On April 8, 2002, we effected a recapitalization of our Common Stock pursuant to which each one and one-tenth (1.1) shares of our outstanding common stock was reclassified into one (1) share of Class A Common Stock and one-tenth (1/10th) of a share of Series 1 Class B Common Stock.

         Our Class A Common Stock traded in the over-the-counter market on the NASDAQ OTC Bulletin Board under the symbol JGMHA. The following table reflects quarterly high and low sales prices of our Common Stock from April 9, 2002 through July 31, 2004. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

                                                             High       Low
                                                             ----       ---

April 9, 2002 through April 30, 2002......................  $1.50      $0.50
Fourth Quarter, ending July 31, 2002......................   0.82       0.23

Fiscal Year 2003
----------------

First Quarter, ending October 31, 2002....................   0.51       0.21
Second Quarter, ending January 31, 2003...................   1.48       0.25
Third Quarter, ending April 30, 2003......................   0.97       0.41
Fourth Quarter, ending July 31, 2003......................   0.87       0.34

Fiscal Year 2004
----------------

First Quarter, ending October 31, 2003....................   0.67       0.30
Second Quarter, ending January 31, 2004...................   1.00       0.25
Third Quarter, ending April 30, 2004......................   1.45       0.51
Fourth Quarter, ending July 31, 2004......................   1.10       0.30

         On June 4, 2004, we effected a second recapitalization pursuant to which each share of our outstanding Class A Common Stock and Series 1 Class B Common Stock was reclassified into one (1) share of new Common Stock.

         From June 7, 2004 to August 11, 2004 our Common Stock traded in the over-the-counter market on the Pink Sheets under the symbol JAGHV. Our Common Stock trades in the over-the-counter market on the Pink Sheets under the symbol JAGH. The following table reflects quarterly high and low sales prices of our Common Stock from August 1, 2004 through December __, 2004. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

Fiscal Year 2005                                             High       Low
----------------                                             ----       ---

First Quarter, ending October 31, 2004....................  $0.88      $0.15
Second Quarter, through December __, 2004.................  ______     ______

         As of January 7, 2005, there were _____ stockholders of record of our Common Stock. On January __, 2005, the closing bid price for our Common Stock was $ ____.

DIVIDEND POLICY.

         We have never paid any cash dividends on our Common Stock and anticipate that, for the foreseeable future, no cash dividends will be paid on our Common Stock. Payment of future cash dividends will be determined by our Board of Directors based upon conditions then existing, including our financial condition, capital requirements, cash flow, profitability, business outlook and other factors. In addition, our future credit arrangements may restrict the payment of dividends.

         On March 18, 2003, we announced our intention to declare a special stock dividend. To effect such dividend, we filed a Certificate of Designation with the Secretary of State of the State of Nevada on April 11, 2003 which designated a new series of Class B Common Stock, par value $0.00001 per share, which was distributed by dividend to the our stockholders of record as of the close of business on April 14, 2003 in the ratio of one share of Series 2 Class B Common Stock for every 100 shares of Common Stock.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE.

         The following table sets forth certain summary information regarding compensation paid to our Chief Executive Officer and certain executive officers for services rendered during the fiscal years ended July 31, 2002, 2003 and 2004. Except as listed in the table below, no executive officer holding office in fiscal year 2004 received total annual salary and bonus exceeding $100,000. No such officers have been awarded any stock options, stock appreciation rights or other long term or incentive compensation not reflected below.

                                                Annual Compensation
                                                                                          Long-Term
                                                                                        Compensation
                                                                                       Common Shares
                                                                            Other        Subject to
                                         Fiscal                            Annual         Options        All Other
      Name and Principal Position         Year      Salary      Bonus   Compensation      Granted       Compensation
      ---------------------------         ----      ------      -----   ------------      -------       ------------
Thomas J. Mazzarisi,                     2004     $150,000       --          --              --              --
Chairman of the Board,                   2003     $150,000       --          --              --              --
Chief Executive Officer and              2002     $150,000       --          --          1,000,000(1)
General Counsel

Stephen J. Schoepfer,                    2004     $150,000       --          --              --              --
President, Chief Operating               2003     $150,000       --          --              --              --
Officer, Chief Financial Officer         2002     $150,000       --          --          1,000,000(1)
and Secretary

Gary Valinoti                            2004     $ 96,924       --          --              --           $150,000(2)
(Mr. Valinoti served as Chief            2003     $150,000       --          --              --              --
Executive Officer, President and         2002     $150,000       --          --          1,000,000(1)
director of the Company from March
2000 to April 2, 2004, but is no
longer employed by the Company

Raymond G. Taylor                        2004     $     --       --          --              --              --
(Mr. Taylor served as Chief              2003     $     --       --          --              --              --
Financial Officer of the Company from    2002     $ 25,000       --          --              --              --
April 1,2001 to November 9, 2001, but
is no longer employed by the Company.)

----------
(1) In lieu of the 900,000 options granted to the executive on December 14, 2000, which options were cancelled effective August 31, 2001, the executive was granted options to purchase 1,000,000 shares of our common stock at an exercise price of $0.02 per share pursuant to an amended and restated employment agreement dated August 31, 2001.

(2) Lump-sum termination payment paid pursuant to a separation agreement entered into by us and Gary Valinoti effective April 2, 2004.

OPTION GRANTS IN FISCAL YEAR 2004.

         No freestanding SARs or restricted stock awards were granted to, or exercised by, any of our named executive officers during the fiscal year ended July 31, 2004.

         The following table sets forth information regarding options to acquire shares of our Common Stock granted under our Long-Term Incentive Plan to Gary Valinoti (our former Chief Executive Officer), Thomas J. Mazzarisi (our Chairman, Chief Executive Officer and General Counsel) and Stephen J. Schoepfer (our President, Chief Operating Officer, Chief Financial Officer and Secretary) as of July 31, 2004.

                OPTION GRANTS IN PERIOD BEGINNING AUGUST 1, 2003
                            AND ENDING JULY 31, 2004

                                                      PERCENTAGE OF
                                                          TOTAL
                                                    OPTIONS GRANTED TO
                                                        EMPLOYEES
                                                      IN THE PERIOD
                               NUMBER OF                BEGINNING
                               SECURITIES             AUGUST 1, 2002
                               UNDERLYING               AND ENDED           EXERCISE OR
                           OPTIONS EXPIRATION            JULY 31,          BASE PRICE PER      MARKET PRICE ON
NAME                          DATE GRANTED                 2003              ($/SHARE)        THE DATE OF GRANT    EXPIRATION DATE
----                       ------------------       ------------------     --------------     -----------------    ---------------
Gary Valinoti                       0                        *                   *                    *                   *
Stephen J. Schoepfer                0                        *                   *                    *                   *
Thomas J. Mazzarisi                 0                        *                   *                    *                   *

----------
*    Not applicable.

REPORT ON REPRICING OF OPTIONS.

         Our Board believes that the retention of executives who possess an in-depth knowledge of our operations, contacts within the professional financial community for certain information that we provide to our subscribers and the skills and expertise required to lead our organization is vital to our competitive strength. It is the policy of our Board to award stock options to our executive officers in order to align their interests with those of our long-term investors and to help attract and retain these persons. It is our Board's goal to preserve this incentive as an effective tool in compensating, motivating and retaining our executives. We have granted these options at exercise prices below the market price of our stock as a form of immediate compensation to our executives.

         We did not reprice any stock options during our fiscal year ended July 31, 2004.

OPTION EXERCISES IN FISCAL YEAR 2003.

         The following table sets forth certain information regarding the stock options exercised during the fiscal year ended July 31, 2004 and the stock options held as of July 31, 2004 by Gary Valinoti (our former Chief Executive Officer), Thomas J. Mazzarisi (our Chairman, Chief Executive Officer and General Counsel) and Stephen J. Schoepfer (our President, Chief Operating Officer, Chief Financial Officer and Secretary).

                AGGREGATE OPTION EXERCISES IN 2004 OPTION VALUES

                             SHARES
                            ACQUIRED                      NUMBER OF SHARES UNDERLYING
                               ON          VALUE             UNEXERCISED OPTIONS AT            VALUE OF UNEXERCISED IN-THE
          NAME              EXERCISE      REALIZED               JULY 31, 2004                MONEY OPTIONS AT JULY 31, 2004
------------------------    --------      --------      -------------------------------       ------------------------------
                                                        Exercisable       Unexercisable       Exercisable      Unexercisable
                                                        -----------       -------------       -----------      -------------
Gary Valinoti                      0             0       1,000,000              0               $530,000             0
Thomas J. Mazzarisi                0             0         500,000              0               $265,000             0
Stephen J. Schoepfer         250,000      $289,171         250,000              0               $132,500             0

DIRECTOR COMPENSATION.

         We currently do not compensate our directors for their services in such capacity.

1999 LONG-TERM INCENTIVE PLAN.

         In October, 1999 the Board of Directors approved the 1999 Long-Term Incentive Plan. This plan was most recently amended in April 2002. The purpose of the plan is to allow us to attract and retain officers, employees, directors, consultants and certain other individuals and to compensate them in a way that provides additional incentives and enables such individuals to increase their ownership interests in the Company. Individual awards under the plan may take the form of:

         o        either incentive stock options or non-qualified stock options;

         o        stock appreciation rights;

         o        restricted or deferred stock;

         o        dividend equivalents;

         o bonus shares and awards in lieu of our obligations to pay cash compensation; and

         o other awards, the value of which is based in whole or in part upon the value of the common stock.

         The plan will generally be administered by a committee appointed by the board of directors, except that the board will itself perform the committee's functions under the plan for purposes of grants of awards to directors who serve on the committee. The board may also perform any other function of the committee. The committee generally is empowered to select the individuals who will receive awards and the terms and conditions of those awards, including exercise prices for options and other exercisable awards, vesting and forfeiture conditions, performance conditions, the extent to which awards may be transferable and periods during which awards will remain outstanding. Awards may be settled in cash, shares, other awards or other property, as the committee may determine.

         The maximum number of shares that may be subject to outstanding awards under the plan will not exceed 6,000,000 shares of Common Stock. As of July 31, 2004, there were a total of 1,750,000 shares of common stock subject to outstanding options granted under the plan. These options have an exercise price of $0.02 per share.

         The plan will remain in effect until terminated by the board of directors. The plan may be amended by the board of directors without the consent of our stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which our Common Stock may then be listed or quoted. The number of shares reserved or deliverable under the plan, the annual per-participant limits, the number of shares subject to options automatically granted to non-employee directors, and the number of shares subject to outstanding awards are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events.

         We generally will be entitled to a tax deduction equal to the amount of compensation realized by a participant through awards under the plan, except no deduction is permitted in connection with incentive stock options if the participant holds the shares acquired upon exercise for the required holding periods; and deductions for some awards could be limited under the $1.0 million deductibility cap of Section 162(m) of the Internal Revenue Code. This limitation, however, should not apply to certain options, stock appreciation rights and performance-based awards granted thereafter if the Company complies with certain requirements under Section 162(m).

EMPLOYMENT CONTRACTS.

         Mazzarisi and Schoepfer Employment Agreements.

         Our employment agreements with our executives expired on August 31, 2004. However, the compensation of Messrs. Mazzarisi and Schoepfer is continuing per the terms of their respective former employment agreements and we expect to renew their employment agreements. Below is a description of our executives' employment agreements, which were effective during the fiscal year ended July 31, 2004.

         On August 31, 2001, we entered into amended and restated three-year employment agreements with each of Stephen J. Schoepfer (our President, Chief Operating Officer, Chief Financial Officer and Secretary) and Thomas J. Mazzarisi (our Chairman of the Board, Chief Executive Officer and General Counsel). These agreements amended and superseded the original employment agreements, dated December 14, 2000, between us and the executives named above. Each of these amended and restated employment agreements expired on August 31, 2004 and provided for an annual base salary of $150,000. In addition, each executive was entitled to receive annual incentive stock bonuses as follows:

         o 500,000 shares of Common Stock if the average closing bid price of our Common Stock for year 1 under the contract was $1.00 or greater;

         o 500,000 shares of Common Stock if the average closing bid price of our Common Stock for year 2 under the contract was $2.00 or greater; and

         o 500,000 shares of Common Stock if the average closing bid price of our Common Stock for year 3 under the contract was $3.00 or greater.

         No shares of Common Stock were earned in years 1, 2 or 3.

         In addition, each executive was entitled to receive a 5% non-dilutable interest (i.e., a constant percentage ownership interest) in any subsidiary established by the Company for its Hispanic/Latin operations. The executives was also to be granted an option to purchase a 5% ownership interest in any subsidiary that the Company successfully creates and spins off during the term of their employment contracts.

         In addition, pursuant to these amended and restated employment agreements, each of the above named executives is entitled to the same medical and other benefits, including health and life insurance coverage, as were provided to other employees of the Company. In the event the Company terminated the employment of any of such executives without cause or such executive resigns for good reason as defined in the employment agreements, such executive would have been entitled to receive (i) continued medical and life insurance coverage for a period equal to the greater of one year or the number of years and fractions thereof between the date of such termination and the end of the term (the Severance Period), (ii) a lump sum cash payment equal to the executive's highest rate of annual salary in effect during the term multiplied by the Severance Period, (iii) a lump sum cash payment equal to the number of accrued and unused vacation days calculated at the executive's then current salary rate and (iv) accelerated vesting of all of the executive's outstanding stock options. Such cash payments would have had to been made within 10 days of termination of employment, and were not subject to offset for amounts earned by the executive in respect of any subsequent employment, nor was the executive required to seek any such subsequent employment.

         Further, immediately prior to a "change in control" (as defined in our Long-Term Incentive Plan) of the Company, the above-named executives would be granted an option to acquire 1,000,000 shares of our Common stock (subject to equitable adjustments for stock splits, etc.) at an exercise price equal to 25% of the closing bid price of the stock immediately prior to such change in control, which option shall be fully vested and immediately exercisable in full and expire on a date which is the earlier of ten years from such change in control and three years after termination of employment. Generally, under our Long-Term Incentive Plan a "change in control" shall be deemed to have occurred
(i) if there is an acquisition 30% or more of our then outstanding shares of Common Stock, (ii) Messrs. Mazzarisi and Schoepfer cease for any reason to constitute at least a majority of the members of our Board, or (iii) a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of our assets, or similar transaction shall have occurred. However, a change in control shall not be deemed to have occurred if consummation of such a transaction would result in at least 70% of the total voting power represented by the voting securities of the Company outstanding immediately after such transaction being beneficially owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

         In the unlikely event that we issue to Cornell Capital under the equity line more than approximately 17,400,000 shares of our Common Stock and Cornell Capital does not sell any such shares and we issue no other shares, such issuance to Cornell Capital would result in the acquisition by Cornell Capital of more than 30% of our then outstanding shares of Common Stock and would trigger the change in control provisions in the employment agreements of our executive officers. As a result, each of Messrs. Mazzarisi and Schoepfer would be granted an option to acquire 1,000,000 shares of our Common Stock at an exercise price equal to 25% of the closing bid price of the stock immediately prior to such change in control, which option would be fully vested and immediately exercisable in full and expire on a date which would be the earlier of ten years from such change in control and three years after termination of such person's employment. The occurrence of the change of control would also permit each executive to resign from the Company if they so chose and be entitled to all of the severance benefits described above, including medical and life insurance coverage, accelerated vesting of outstanding stock options and certain lump sum cash payments.

         Pursuant to the terms and conditions of the amended and restated employment agreements, we cancelled outstanding options granted to each of Messrs. Mazzarisi and Schoepfer to purchase an aggregate of 900,000 shares of our Common Stock exercisable at a price per share of $0.25. In lieu of these options, we have granted on August 31, 2001 to each of Messrs. Mazzarisi and Schoepfer to purchase an aggregate of 1,000,000 shares of our Common Stock exercisable at a price per share of $0.02, all of which vested immediately upon the execution of the amended and restated agreements. These options are subject to the terms of our 1999 Long-Term Incentive Plan, as amended, and may be exercised, in whole or in part, by the executives on a cashless basis.

         Valinoti Separation Agreement.

         In connection with Gary Valinoti's resignation as our President and Chief Executive Officer effective April 2, 2004, we entered into a separation agreement whereby, in exchange for a release of all claims against us, Mr. Valinoti received a lump-sum termination payment equal to $150,000 and is entitled to continued medical and life insurance coverage for the 12 month period following the date of termination. The continuation of benefits is subject to Mr. Valinoti's continued compliance with the "Company Policies" and "Confidentiality" provisions contained in Mr. Valinoti's employment agreement with Jagnotes.com, Inc., dated August 31, 2001. In addition, pursuant to the terms of the separation agreement, Mr. Valinoti obtained ownership and title to the computer, printer, mobile telephone, personal digital assistant, portable digital dictation device and related equipment and software that Mr. Valinoti was using at the time of his termination.

INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Our Articles of Incorporation provide that we shall indemnify our officers, directors, employees and agents to the full extent permitted by Nevada law. Our Bylaws include provisions to indemnify our officers and directors and other persons against expenses (including judgments, fines and amounts paid for settlement) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. We do not, however, indemnify them in actions in which it is determined that they have not acted in good faith or have acted unlawfully or not in the Company's best interest. In the case of an action brought by or in the right of the Company, we shall indemnify them only to the extent of expenses actually and reasonably incurred by them in connection with the defense or settlement of these actions and we shall not indemnify them in connection with any matter as to which they have been found to be liable to the Company, unless the deciding court determines that, notwithstanding such liability, that person is fairly entitled to indemnity in light of all the relevant circumstances.

         We do not currently maintain director's and officer's liability insurance but we may do so in the future.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, our directors, executive officers and any person holding more than 10% of our common stock are required to file initial forms of ownership of our common stock and reports of changes in that ownership at the Securities and Exchange Commission. Specific due dates for these forms have been established, and we are required to disclose in this report any failure to file by these dates.

         Based solely on our review of the copies of such forms received by it with respect to fiscal 2004, or written representations from certain reporting persons, to the best of our knowledge, all reports were filed on a timely basis.

                              CERTAIN TRANSACTIONS

         On April 1, 2002, Thomas J. Mazzarisi, our Chairman, Chief Executive Officer and General Counsel, loaned us $200,000. The loan was subject to the terms and conditions of an unsecured promissory note issued by us to Mr. Mazzarisi on such date. The loan, which bore interest at 9% per annum, was repaid in full, including interest, by the Company on March 29, 2004.

         On April 1, 2002, Stephen J. Schoepfer, our President, Chief Operating Officer, Chief Financial Officer and Secretary, loaned us $200,000. The loan was subject to the terms and conditions of an unsecured promissory note issued by us to Mr. Schoepfer on such date. The loan, which bore interest at 9.0% per annum, was repaid in full, including interest, by the Company on March 29, 2004.

         We used the original proceeds of these loans to fund existing payables and for general corporate purposes.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

         Any proposal to be presented by a stockholder at the Company's 2006 Annual Meeting of Stockholders must be received by the Company no later than ________ __, 2005, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy, or its substitute, relating to that meeting.

                                 OTHER MATTERS

         The Board of Directors knows of no matters that are expected to be presented for consideration at the Annual Meeting other than those described in this proxy statement. Should any other matter properly come before the Annual Meeting, however, the persons named in the form of proxy accompanying this proxy statement will vote all shares represented by proxies in accordance with their best judgment on such matters.

                  PROVISION OF CERTAIN ADDITIONAL INFORMATION

         The Company's Annual Report for the fiscal year ended July 31, 2004 is being furnished with this Proxy Statement and pages F-1 to F-19 thereof are incorporated herein by reference.


                                             By Order of the Board of Directors

                                             /S/ STEPHEN J. SCHOEPFER
                                             -----------------------------------
                                             Stephen J. Schoepfer
                                             Secretary


Dated: ______ __, 2005

                                   APPENDIX A


ARTICLE FOURTH OF THE ARTICLES OF INCORPORATION OF JAG MEDIA HOLDINGS, INC. IS PROPOSED TO BE AMENDED BY DELETING THE FOLLOWING IDENTIFIED PARAGRAPHS:


                                     FOURTH

         Common Stock

o The following Article Fourth, Section 1(d) of the Current Amended and Restated Articles will be deleted in its entirety:

                  "(d) Share Certificates. Share certificates shall be issued to represent the common stock which will specify the number of shares represented by such certificate and the name(s) of the record and beneficial owner(s) of such shares. Shares of common stock may be transferred only on the books of the Corporation in person or by duly authorized attorney upon surrender of said certificate properly endorsed and specifying the new beneficial owner."

         Series 2 Class B Common Stock

o The following Article Fourth, Section 2(h) of the Current Amended and Restated Articles will be deleted in its entirety:

                  "(h) Share Certificates. Share certificates shall be issued to represent the Series 2 Class B common stock which will specify the number of shares represented by such certificate and the name of the beneficial owner of such shares. Shares of Series 2 Class B common stock may be transferred only on the books of the Corporation in person or by duly authorized attorney upon surrender of said certificate properly endorsed and specifying the new beneficial owner."

         Series 3 Class B Common Stock

o The following Article Fourth, Section 3(h) of the Current Amended and Restated Articles will be deleted in its entirety:

                  "(h) Share Certificates. Share certificates shall be issued to represent the Series 3 Class B common stock which will specify the number of shares represented by such certificate and the name of the beneficial owner of such shares. Shares of Series 3 Class B common stock may be transferred only on the books of the Corporation in person or by duly authorized attorney upon surrender of said certificate properly endorsed and specifying the new beneficial owner."

         PROXY

                            JAG MEDIA HOLDINGS, INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON _________ __, 2005

         The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Thomas J. Mazzarisi and Stephen J. Schoepfer or either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of the Company which the stockholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Stockholders to be held in _____________, at _______, on ______ __, 2005, or at any adjournment thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

         Please complete, sign, date and mail this proxy form in the accompanying envelope even if you intent to be present at the meeting. You may also grant your proxy via the internet by following the instructions on the reverse side of this proxy card.

         The nominees for Director are: Thomas J. Mazzarisi and Stephen J. Schoepfer.

                        (TO BE SIGNED ON REVERSE SIDE.)
--------------------------------------------------------------------------------

                                VOTE BY INTERNET

It is fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.   Read the accompanying Proxy Statement and Proxy Card.

2.   Go to the Website. http://www.____________

3.   Enter your Voter Control Number located on your Proxy Card above your name.

4.   Follow the instructions provided.

YOUR VOTE IS IMPORTANT.
Go to http://www.____________

--------------------------------------------------------------------------------


        PLEASE MARK
A  |X|  YOUR VOTES AS IN
        THIS EXAMPLE.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL DIRECTORS, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

                 FOR  WITHHOLD FOR
                 ALL      ALL                                                                                FOR   AGAINST   ABSTAIN

1. Election of   | |      | |       NOMINEES: Thomas J. Mazzarisi         2. Selection of J.H. Cohn LLP as   | |     | |       | |
   directors.                                 Stephen J. Schoepfer           the Company's independent
                                                                             accountants for 2005.

INSTRUCTION: To withhold authority
             to vote for any        -----------------------------------
             individual nominee or
             nominees, write the
             names on the space     -----------------------------------
             provided

                                    FOR   AGAINST   ABSTAIN

3. Approval of the removal of       | |     | |       | |
   "custody only" trading of the
   shares of the Company.

                                                                             Please complete, sign, date and mail the enclosed
                                                                             Proxy in the accompanying envelope even if you intend
                                                                             to be present at the meeting. Returning the proxy
                                                                             will not limit your right to vote in person or to
                                                                             attend the Annual Meeting, but will ensure your
                                                                             representation if you cannot attend. If you hold
                                                                             shares in more than one name, or if your stock is
                                                                             registered in more than one way, you may receive more
                                                                             than one copy of the proxy material. If so, please
                                                                             sign and return each of the proxy cards that you
                                                                             receive so that all of your shares may be voted. The
                                                                             Proxy is revocable at any time prior to its use.

SIGNATURE(S)
             --------------------------------------------------------------
                                                                                          DATE
             --------------------------------------------------------------                    ------------------------

(Note:   Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)